SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-6463
SERIES NO.: 10

72DD 1 Total income dividends for which record date passed during the period. \
       (000's Omitted)
       Class A                                                      $ 5,964
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $   219
       Class C                                                      $   147
       Class R                                                      $    64
       Investor Class                                               $ 2,148

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                    $000.3031
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                    $000.0515
       Class C                                                    $000.0515
       Class R                                                    $000.2198
       Investor Class                                             $000.3133


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       22,267
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        3,825
       Class C                                                        3,934
       Class R                                                          514
       Investor Class                                                 7,668


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 49.22
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 46.29
       Class C                                                      $ 46.31
       Class R                                                      $ 48.90
       Investor Class                                               $ 49.14